Exhibit 99.1

Contact: Jerry Milani 212/356-4009 (o)
917/797-5663 (c)
jmilani@ifl.tv
FOR IMMEDIATE RELEASE

INTERNATIONAL FIGHT LEAGUE (IFL) ANNOUNCES INAUGURAL ELEVEN
EVENT 2007 NATIONAL SCHEDULE

Coast-to-coast events, multi-year venue partnerships all part of calendar that opens with Ken Shamrock vs. Frank Shamrock-led teams
in Oakland, California on Friday, Jan. 19, 2007

NEW YORK, November 29, 2006- The International Fight League, (OTC.BB: IFLI) the world’s first team-based professional mixed martial arts league, today announced its full 11-event 2007 schedule, the most comprehensive advance schedule in the history of fight sports.  The full slate includes events in eight different states and kicks off with the Nevada-based Lions (coached by legend Ken Shamrock) facing the San Jose-based Razorclaws (coached by his brother, world champion Frank Shamrock) at the ORACLE Arena in Oakland, Calif., on Friday, January 19.  The arena partnerships were secured by the IFL through its partnership with the William Morris Agency, and many include multi-year commitments to the IFL.

“This is a landmark day for all fight sports in general and for the growing number of fans of Mixed Martial Arts in particular,” said IFL Co-founder and Commissioner Kurt Otto.  “For the first time, fans and business partners will be able to plot out their entire event calendar well in advance, and know where and when they will be able to see these great athletes and their coaches compete around the country in 2007.”

“We were very pleased with the interest of so many venues to work with the IFL,” said Marc Geiger of William Morris.  “It is a great sign for both the sport of Mixed Martial Arts and for the solid business plan that the IFL has that these very prestigious arenas were so eager to do multi-year partnerships.”

Each of the nine regular season events will consist of four teams – each with an athlete in all five weight classes competing – along with a special Superfight, for a minimum of 11 bouts per card.  Each of the 12 IFL teams for 2007 will compete in three regular season events; the teams with the top four overall win-loss team records will advance to the semi-finals, which will be held on Thursday, August 2, 2007 at Continental Airlines Arena in East Rutherford, New Jersey.  The 2007 IFL Finals will then be held at The Forum in Los Angeles on Saturday, September 15, 2007.  The IFL will also hold a Grand Prix all-star event, comprised of the athletes with the top eight individual win-loss records, following the completion of the team season, with the dates and times to be announced.

(more)

All events will be subject to the rules and approval of the state athletic commissions in each state in which the event will be held.

The 10 venues for the 2007 season (The Forum will host two events) will scale to between 7,000 and 13,000 seats, which has been consistent with the IFL’s plan of managed growth. The venues for the inaugural season will include:

•                  The ORACLE Arena (Oakland, Calif.) on Friday, January 19

•                  Reliant Arena (Houston) on Friday, February 2

•                  The Arena at Gwinnett Center (Atlanta) on Friday, February 23

•                  The Forum (Los Angeles) on Friday, March 17

•                  The MARK of the Quad Cities (Moline, Ill.) on Saturday, April 7

•                  Jenkins Arena/Lakeland Center (Lakeland, Fla.) on Friday, April 13

•                  Sears Centre (Chicago) on Saturday, May 19

•                  Everett Events Center (Everett, Wash.) on Friday, June 1

•                  TBD on Saturday, June 23

2007 Semi-Finals

•                  Continental Airlines Arena (East Rutherford, N.J.) on Thursday, August 2

2007 Finals

•                  The Forum (Los Angeles) on Saturday, September 15

The start time for each event is 7:30 p.m. local time.  The matchup schedule for each event is below.

Tickets to each venue, with the exception of East Rutherford and the Finals in Los Angeles, are currently on sale through www.ifl.tv and www.Ticketmaster.com, at Ticketmaster outlets, and via telephone through Ticketmaster.  Ticket prices range between $25 and $150, also in keeping with the IFL plan for the inaugural season.

About the IFL

International Fight League™ (IFL) is the world’s first professional mixed martial arts sports league. IFL has its headquarters in New York, NY and offices in Las Vegas, NV.  For more information about IFL, please see:  www.ifl.tv

Forward-Looking Statements: This release contains forward-looking statements pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995, which are subject to various risks and IFL’s management’s expectations, hopes, beliefs, intentions or strategies regarding the future financial condition, and results of operations.  There can be no assurance that future developments actually affecting IFL will be those anticipated.

Important factors that could cause actual results to differ (favorably or unfavorably) from the expectations stated in this release include the risks and uncertainties such as the conditions of the markets for live events, broadcast television, cable television, pay-per-view, Internet, entertainment, professional sports, and licensed merchandise; acceptance of the Company’s brands, media and merchandise within those markets; uncertainties relating to litigation; risks associated with producing live events; uncertainties associated with international markets; risks relating to maintaining and renewing key agreements, including television distribution agreements; effects of competition, including locations of competitors and operating and market competition.. Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

IFL undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. This press release may include the opinions of IFL and does not necessarily include the views of any other person or entity.

The names of all International Fight League, Inc. televised and live programming, teams, images, and logos are trademarks, which are the exclusive property of International Fight League, Inc.  All other trademarks and tradenames mentioned in this release are the property of their respective owners, and are not affiliated with IFL in any way.

— IFL —

2007 International Fight League Schedule/Matchups

All events begin at 7:30 local time

Date	City	Arena	Matchups
Jan. 19	Oakland, Calif.	ORACLE Arena	Tiger Sharks (Seattle) vs. Condors (So. Calif.) Lions (Nevada) vs. Razorclaws (San Jose) Superfight: TBD
Feb. 2	Houston	Reliant Arena	Anacondas (L.A.) vs. Silverbacks (Quad Cities) Sabres (Tokyo) vs. Scorpions (Tucson) Superfight: Carlos Newton vs. Matt Lindland
Feb. 23	Atlanta	The Arena at Gwinnett Center	Dragons (Toronto) vs. Wolfpack (Portland) Red Bears (Chicago) vs. Pitbulls (New York) Superfight: TBD
Mar. 17	Los Angeles	The Forum	Condors (So. Calif.) vs. Sabres (Tokyo) Razorclaws (San Jose) vs. Anacondas (Los Angeles) Superfight: Marco Ruas vs. Maurice Smith
Apr. 7	Moline, Ill.	The MARK of the Quad Cities	Lions (Nevada) vs. Silverbacks (Quad Cities) Tiger Sharks (Seattle) vs. Red Bears (Chicago) Superfight: TBD
Apr. 13	Lakeland, Fla.	Jenkins Arena/ Lakeland Center	Scorpions (Tucson) vs. Dragons (Toronto) Wolfpack (Portland) vs. Pitbulls (New York) Superfight: TBD
May 19	Chicago	Sears Centre	Razorclaws (San Jose) vs. Condors (So. Calif.) Silverbacks (Quad Cities) vs. Red Bears (Chicago) Superfight: TBD
June 1	Everett, Wash.	Everett Events Center	Sabres (Tokyo) vs. Wolfpack (Portland) Anacondas (Los Angeles) vs. Tiger Sharks (Seattle) Superfight: TBD
June 23	TBD	TBD	Dragons (Toronto) vs. Pitbulls (New York) Scorpions (Tucson) vs. Lions (Nevada) Superfight: TBD
Aug. 2	E. Rutherford, N.J.	Continental Airlines Arena	Semifinals (teams with four best overall regular season records) Superfight: TBD
Sept. 15	Los Angeles	The Forum	Finals (semifinal winners) Superfight: TBD